UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 25, 2008, Wolverine Tube, Inc. (the “Company”) sold to The Alpine Group, Inc. (“Alpine”) 4,494 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) at a purchase price per share in cash of $1,000, for a total purchase price of $4,494,000 (the “Option Shares”). The Option Shares were purchased pursuant to the Preferred Stock Purchase Agreement by and among Wolverine Tube, Inc. (the “Company”), Alpine and Plainfield Special Situations Master Fund Limited (“Plainfield”), dated January 31, 2007 (the “Agreement”). The Preferred Stock is convertible at the option of the holder into common stock at a conversion price equal to $1.10, as adjusted for any stock dividends, stock splits, stock combinations or other similar events.

Based upon the provisions of the Agreement, including the representations and warranties made by Alpine, the Company sold the Preferred Stock to Alpine in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 because the transaction does not involve a public offering. Alpine is currently a principal holder of the Company’s securities and the purchase of the Option Shares took place pursuant to the Agreement, which was entered into as part of a recapitalization of the Company in 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: January 25, 2008

WOLVERINE TUBE, INC.

By:	/s/	David A. Owen
David A. Owen
Chief Financial Officer